EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

By and Among

VIP LOYALTY CORP.

VIP MEMBERS CORPORATION

and the

EQUITY-HOLDERS

 OF

VIP MEMBERS CORPORATION

Dated as of June 30, 2012

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 30th day of June, 2012, by and among VIP LOYALTY CORP., a Nevada corporation (“VIP Loyalty”), VIP MEMBERS CORPORATION, a Nevada corporation (“VIP Members”), and the individuals and/entities listed on Exhibit A attached hereto (the “Equity-Holders”), collectively with the VIP Loyalty and VIP Members, the “Parties” and each, a “Party”), upon the following premises:

RECITALS:

WHEREAS, VIP Members and the Equity-Holders desire to enter into an equity exchange transaction, whereby VIP Members shall become a wholly-owned subsidiary of the VIP Loyalty; and

WHEREAS, the Equity-Holders are the holders of One hundred percent (100%) of the issued and outstanding shares of Common Stock and Series A Preferred Stock of VIP Members (the “VIP Members Stock”); and

WHEREAS, VIP Loyalty desires to acquire One Hundred percent (100%) of the VIP Members Stock, as follows: (i) Two Hundred Twenty-five Thousand (225,000) newly-issued shares of VIP Loyalty Series A preferred stock, par value $0.00001 per share (the “VIP Loyalty Preferred Stock”), in exchange for Seven Thousand Five Hundred (7,500) shares of VIP Members Series A preferred stock, par value of $0.001 per share (the “VIP Member Preferred Stock”) and (ii) Two Million Seven Hundred Thousand (2,700,000) shares of VIP Loyalty common stock, par value $0.00001 per share (the “VIP Loyalty Common Stock”), in exchange for Two Thousand Two Hundred Fifty (2,250) shares of VIP Member common stock, par value $0.001 per share (the “VIP Member Common Stock”); such transaction being referred to herein as the “Exchange”; and

WHEREAS, the Parties intend for this transaction to constitute a tax-free reorganization pursuant to the provisions of the Internal Revenue Code of 1986, as amended.

AGREEMENT:

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF VIP MEMBERS

As an inducement to, and to obtain the reliance of the VIP Loyalty, except as set forth in those schedules prepared by VIP Members which are attached and made a part hereto (the “VIP Members Schedules”), VIP Members hereby represents and warrants as of June 30, 2012 (the “Closing Date”) as follows:

Section I.1 Organization. VIP Members is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the power and is duly authorized under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in all material respects as it is now being conducted. Set forth in Item I.1 of the VIP Members Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of VIP Members in effect on the date hereof (together, the “VIP Members Charter”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the VIP Members Charter. VIP Members has taken all actions required by law, from its VIP Members Charter, or otherwise to authorize the execution and delivery of this Agreement. VIP Members has full power, authority, and legal right and has taken all action required by law, the VIP Members Charter, and otherwise to consummate the transactions herein contemplated.

Section I.2 Capitalization. The capitalization of VIP Members consists of Twenty Thousand (20,000) authorized shares, of which Ten Thousand (10,000) shares are common stock with 2,250 shares issued and outstanding, and of which Ten Thousand (10,000) Shares are Series A preferred stock, with 7,500 shares issued and outstanding. The Equity-Holders own one hundred percent (100%) of the VIP Members Shares.

Section I.3 Subsidiaries. VIP Members does not own any subsidiaries.

Section I.4 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the VIP Members Shares.

Section I.5 Absence of Certain Changes or Events

Since June 1, 2012:

(a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of VIP Members, including, but limited to, retaining any new employees or hiring any contract personnel with the written consent of the VIP Loyalty or expending any cash on capital purchases, bonuses or other expenses out of the ordinary course of business without prior written consent of the VIP Loyalty;

(b) VIP Members has not (i) amended its Articles of Incorporation or By-laws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to equity-holders or purchased or redeemed, or agreed to purchase or redeem, any of the VIP Members Shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its managers, officers, directors, or employees;

(c) VIP Members has not (i) granted or agreed to grant any options, warrants or other rights for its membership interests, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any membership interests, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement; and

(d) There are no material actions, suits, proceedings, or investigations pending or, to the knowledge of VIP Members after reasonable investigation, threatened by or against VIP Members or affecting VIP Members or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. VIP Members does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section I.6 Contracts.All contracts, agreements, franchises, license agreements, and other commitments to which VIP Members is a party or by which its properties are bound and which are material to the operations of VIP Members taken as a whole are valid and enforceable by VIP Members in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section I.7 No Conflict With Other Instruments.The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material agreement, or instrument to which VIP Members is a party or to which any of its assets, properties or operations are subject.

Section I.8 Compliance With Laws and Regulations.To the best of its knowledge, VIP Members has complied with all applicable foreign and domestic statutes and regulations of any federal, state, provincial or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of VIP Members or except to the extent that noncompliance would not result in the occurrence of any material liability for VIP Members.

Section I.9 Approval of Agreement.The board of directors of VIP Members and the Equity-Holders have unanimously authorized the execution and delivery of this Agreement by VIP Members and have approved this Agreement and the transactions contemplated hereby.

Section I.10 Valid Obligation.This Agreement and all agreements and other documents executed by VIP Members in connection herewith constitute the valid and binding obligation of VIP Members, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section I.11 Information. The information concerning VIP Members set forth in this Agreement and in the VIP Members Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section I.12 Financial Statements. If required, VIP Members’ financial statements shall be prepared in a timely and proper manner in accordance with Regulation S-X promulgated by the United States Securities and Exchange Commission (the “Commission”).

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES
OF VIP LOYALTY

As an inducement to, and to obtain the reliance of VIP Members and the Equity-Holder, except as set forth in those schedules prepared by VIP Loyalty which are attached and made a part hereto (the “VIP Loyalty Schedules”), VIP Loyalty represents and warrants, as of the Closing Date, as follows:

Section II.1 Organization. VIP Loyalty is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Set forth in Item II.1 of VIP Loyalty Schedules are complete and correct copies of the Articles of Incorporation and Bylaws of VIP Loyalty as in effect on the Closing Date (together, the “VIP Loyalty Charter”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the VIP Loyalty Charter. VIP Loyalty has taken all action required by law, the VIP Loyalty Charter or otherwise to authorize the execution and delivery of this Agreement, and VIP Loyalty has full power, authority, and legal right and has taken all action required by law, the VIP Loyalty Charter or otherwise to consummate the transactions herein contemplated.

Section II.2 Capitalization. VIP Loyalty’s authorized capitalization consists of (a) Five Hundred Million (500,000,000) shares of VIP Loyalty Common Stock, of which Five Million Two Hundred Twenty-five Thousand (5,225,000) shares were issued and outstanding immediately prior to the transaction contemplated by the Exchange and (b) Five Million (5,000,000) shares of Series A preferred stock (“VIP Loyalty Preferred Stock”), of which none were issued or outstanding immediately preceding the consummation of the Exchange.

Section II.3 Subsidiaries. VIP Loyalty has no subsidiaries.

Section II.4 Options or Warrants. There are no existing options, warrants, calls, or other commitments of any character relating to the authorized and unissued shares of the VIP Loyalty Common Stock, except as in connection with the transactions contemplated in connection with the Exchange.

Section II.5 Absence of Certain Changes or Events.

Since June 1, 2012:

(a) VIP Loyalty has not (i) amended the VIP Loyalty Charter except as pursuant to the transactions in connection with this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to the Equity-Holder or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) made any material change in its method of management, operation or accounting; (iv) entered into any transactions or agreements other than in connection with this Agreement and the transactions contemplated herein; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees; and

(b) VIP Loyalty has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights, or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock..

Section II.6 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or threatened by or against VIP Loyalty, or its subsidiaries, or affecting VIP Loyalty or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. VIP Loyalty has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section II.7 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which VIP Loyalty is a party or to which any of its assets, properties or operations are subject.

Section II.8 Compliance With Laws and Regulations. VIP Loyalty has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section II.9 Approval of Agreement. The board of directors of VIP Loyalty have authorized the execution and delivery of this Agreement by VIP Loyalty and has approved this Agreement and the transactions contemplated hereby.

Section II.10 Valid Obligation. This Agreement and all agreements and other documents executed by VIP Loyalty in connection herewith constitute the valid and binding obligation of VIP Loyalty, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section II.11 Information. The information concerning VIP Loyalty set forth in this Agreement and the VIP Loyalty Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

  ARTICLE III
  PLAN OF EXCHANGE

Section III.1 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, the Equity-Holders, by executing this Agreement, shall assign, transfer and deliver to VIP Loyalty, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the VIP Members Shares, constituting all of the VIP Members Common Stock and VIP Members Series A Preferred Stock, including all of the voting power of VIP Members. In exchange for the transfer of the shares of VIP Members Common Stock by the Equity-Holders who hold the shares of VIP Members Common Stock, VIP Loyalty shall issue certificates evidencing an aggregate amount of Two Million Seven Hundred Thousand (2,700,000) shares of VIP Loyalty Common Stock to the Equity-Holders. In exchange for the transfer of the shares of VIP Members Series A Preferred Stock by the Equity-Holder who holds the shares of VIP Members Series A Preferred Stock, VIP Loyalty shall issue a certificate evidencing Two Hundred Twenty-five Thousand (225,000) shares of the VIP Loyalty Series A Preferred Stock to the Equity-Holder Upon consummation of the transaction contemplated herein, all of the VIP Members Shares shall be held by VIP Loyalty.

Section III.2 Closing Events. On the Closing Date, VIP Loyalty, VIP Members and the Equity-Holders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered on or prior to the Closing Date, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby..

Section III.3 Plan of Exchange. The Parties to this Agreement agree that this Agreement shall constitute a plan of exchange pursuant to the laws of the State of Nevada..

Section III.4 Termination. This Agreement may be terminated by either of VIP Members or VIP Loyalty if the other Party has failed to meet the conditions precedent set forth in Articles V and VI herein. If this Agreement is terminated pursuant to this Section III.4, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder, except as set forth herein below.

ARTICLE IV
ARTICLE V SPECIAL COVENANTS

Section IV.1 Access to Properties and Records. VIP Loyalty and VIP Members will each afford to the officers and authorized representatives of the other full access to the properties, books and records of VIP Loyalty or VIP Members, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of VIP Loyalty or VIP Members, as the case may be, as the other shall from time to time reasonably request.

Section IV.2 Delivery of Books and Records. On or prior to Closing Date, VIP Members shall deliver to VIP Loyalty copies of the corporate minute books, books of account, contracts, records, and all other books or documents of VIP Members now in the possession of VIP Members or its representatives as requested VIP Loyalty.

Section IV.3 Third Party Consents and Certificates. VIP Loyalty and VIP Members hereby agree to cooperate with each other in order to obtain any required third-party consents to this Agreement and the transactions herein contemplated.

Section IV.4 The Acquisition of VIP Loyalty Common  Stock and VIP Loyalty Series A Preferred Stock. VIP Loyalty and VIP Members acknowledge and agree that the consummation of this Agreement including the issuance of shares of VIP Loyalty Common Stock and VIP Loyalty Series A Preferred Stock in exchange for the VIP Members Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act of 1933 and applicable state statutes. VIP Loyalty and VIP Members agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, the Equity-Holders shall execute and deliver to VIP Loyalty the Investment Representation Letter in substantially the form of Exhibit C attached hereto.

(b) In connection with the transactions contemplated by this Agreement, VIP Loyalty and VIP Members shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the States where the Equity-Holders is domiciled or are otherwise required to file such notices, applications, reports or other instruments unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such Parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, VIP Members, the Equity-Holders and VIP Loyalty shall execute and deliver to the other, at or prior to the Closing Date, such further letters of representation, acknowledgment, suitability, or the like as VIP Members, the Equity-Holders or VIP Loyalty and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) The Equity-Holders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various Parties.

  ARTICLE V
  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE VIP LOYALTY

The obligations of VIP Loyalty under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

Section V.1 Accuracy of Representations and Performance of Covenants. The representations and warranties made by VIP Members and the Equity-Holder in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). VIP Members shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by VIP Members prior to or on the Closing Date. VIP Loyalty shall be furnished with a certificate, signed by a duly authorized executive officer of VIP Members and dated the Closing Date, to the foregoing effect.

Section V.2 Approval by Equity-Holders. The Exchange shall have been approved, and appropriate transfer documents effecting the transfer of the VIP Members Shares delivered in accordance with Section III.1, by the holders of not less than one hundred percent (100%) of the issued and outstanding shares of VIP Members Common Stock and VIP Members Series A Preferred Stock, including all voting power, of VIP Members.

Section V.3 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section V.4 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of VIP Members after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF VIP MEMBERS AND THE EQUITY-HOLDERS

The obligations of VIP Members and the Equity-Holders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section VI.1 Accuracy of Representations and Performance of Covenants. The representations and warranties made by VIP Loyalty in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. VIP Loyalty shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by VIP Loyalty. Prior to or on the Closing Date, VIP Loyalty shall furnish to VIP Members a certificate signed by a duly authorized officer of VIP Loyalty and dated as of the Closing Date, to the foregoing effect.

Section VI.2 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section VI.3 Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of VIP Loyalty after the Closing Date on the basis as presently operated shall have been obtained.

ARTICLE VII
OTHER PROVISIONS

As of the Closing Date, the existing officers and directors of VIP Loyalty shall remain in their present positions.

ARTICLE VIII
MISCELLANEOUS

Section VIII.1 Governing Law; Jurisdiction; Venue. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of State law, with the laws of the State of Texas. Venue for all matters shall be in Harris County, Texas, without giving effect to principles of conflicts of law thereunder. By execution and delivery of this Agreement, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

Section VIII.2 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to VIP Loyalty, to:	VIP Loyalty Corp. 123 No. Post Oak Lane Suite 440 Houston, TX 77024 Attn: E. Sean Connolly, President

If to VIP Members, to:	VIP Members Corporation. 123 No. Post Oak Lane Suite 440 Houston, TX 77024 Timothy J. Connolly

If to the Equity-Holders:	VIP Members Corporation. 123 No. Post Oak Lane Suite 440 Houston, TX 77024

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier and (iii) upon dispatch, if transmitted by facsimile or telecopy and receipt is confirmed by telephone.

Section VIII.3 Attorney’s Fees.In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section VIII.4 Confidentiality. Each Party hereto agrees with the others that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the other Parties all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein.

Section VIII.5 Public Announcements and Filings.Unless required by applicable law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the general trade or trade press, or to any third-party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties. Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each Party at least one (1) business day prior to the release thereof.

Section VIII.6 Recitals. The Recitals to this Agreement are true and correct and are incorporated herein, in their entirety, by this reference.

Section VIII.7 Expenses. Subject to Section VIII.3 above, whether or not the Exchange is consummated, each of VIP Loyalty, the Equity-Holders and VIP Members will bear its own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section VIII.8 Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years.

Section VIII.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section VIII.10 Amendment or Waiver.Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Agreement may by amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

Section VIII.11 Best Efforts. Subject to the terms and conditions herein provided, each Party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section VIII.12 Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the corporate Parties hereto have caused this Share Exchange Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

VIP LOYALTY CORP.

By:	/s/ E. Sean Connolly
Name:	E. Sean Connolly
Title:	President

VIP MEMBERS CORPORATION

By:	/s/ Timothy J. Connolly
Name:	Timothy J. Connolly
Title:	President

EXHIBIT A

VIP MEMBERS CORPORATION

EQUITY-HOLDERS

The undersigned Equity-Holders of VIP Members hereby agree to participate in the Exchange on the terms set forth above. The undersigned hereby represent and affirm that he has read each of the representations and warranties of VIP Members set out in Article I hereof and that, to the best of his knowledge, all of such representations and warranties are true and correct.

EQUITY-HOLDERS
Series A Preferred Stock:

7,500 shares		/s/ Timothy C. Connolly
Timothy J. Connolly

Common Stock:

375 shares	Fortenberry Services, Inc.

	By:	/s/ Craig Crawford
	Name:	Craig Crawford, President

750 shares	TRAC Investments, Inc.

/s/ James E. Shipley
James E. Shipley
President

750 shares		/s/ Michael O. Sutton
Michael O. Sutton

375 shares		/s/ E. Sean Connolly
	:	E Sean Connolly